UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 12, 2019

Date of Report (Date of earliest event reported)

GLASSBRIDGE ENTERPRISES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-14310	41-1838504
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

510 Madison Avenue, 9th Floor, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 825-0400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement

On December 12, 2019, GlassBridge Enterprises, Inc. (the “Company”) entered into a Stock Purchase Agreement with Joseph A. De Perio (the “De Perio Agreement”) pursuant to which the Company purchased 17,076 shares of Sport-BLX, Inc. (“Sport-BLX”) common stock in exchange for $606,198 and the issuance of a promissory note in the aggregate principal amount of $5,455,782, which bears interest at a 5% annual rate and matures on December 12, 2022 (the “De Perio Note”). On the same date, the Company entered into a Stock Purchase Agreement with George E. Hall (the “Hall Agreement” and, together with the De Perio Agreement, the “Stock Purchase Agreements”) pursuant to which the Company purchased 37,924 shares of Sport-BLX common stock in exchange for $1,346,302 and the issuance of a promissory note in the aggregate principal amount of $12,116,718, which bears interest at a 5% annual rate and matures on December 12, 2022 (the “Hall Note” and together with the De Perio Note, the “Notes”). The interest under the Notes is payable in arrears on the first day of each calendar quarter, or, at the Company’s option, in shares of common stock of the Company at a price reflecting market value.

George E. Hall beneficially owns 7,328 shares, or 29.11%, of the Company’s common stock and is Sport-BLX’s principal executive officer. Joseph A. De Perio owns 621 shares, or 2.47%, of the Company’s common stock, is a member of the Board of Directors of the Company and is Sport-BLX’s president.

Item 1.02 Termination of a Material Definitive Agreement

On December 18, 2019, the Company and Clinton Group, Inc. (“Clinton”) mutually agreed to terminate that certain Amended and Restated Services Agreement dated as of March 29, 2019 (the “Services Agreement”) and that certain Management Services Agreement dated as of January 1, 2019 (the “Management Services Agreement”), effective as of March 31, 2020, as Clinton and the Company begin to transition the services provided by Clinton pursuant to the Services Agreement and Management Services Agreement, to the Company. In connection with the transition, and termination of the Services Agreement and Management Services Agreement, Mr. Daniel A. Strauss (“Mr. Strauss”) is respectively entering into and amending the employment agreements described in Item 5.02.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 18, 2019, Mr. Strauss entered into an employment agreement with the Company as the Company’s Chief Executive Officer (the “Strauss Employment Agreement”) and amended his employment agreement with Imation Enterprises Corp., a subsidiary of the Company (the “Imation Employment Agreement”). Prior to December 29, 2019, Mr. Strauss has been serving as the Company’s Chief Executive Officer and Chief Operating Officer pursuant to the Services Agreement.

The material terms of the Strauss Employment Agreement, as approved by the Board of Directors of the Company, are as follows:

●	Mr. Strauss will be an at-will employee with an annual salary of $200,000; and
●	Mr. Strauss is eligible to participate in the compensation and benefit programs generally available to the Company’s executive officers.

The material terms of the Imation Employment Agreement, as approved by the Board of Directors of the Company, are as follows:

●	Mr. Strauss will be an at-will employee with an annual salary of $200,000; and
●	Mr. Strauss is eligible to participate in the compensation and benefit programs generally available to the Company’s executive officers.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 18, 2019

GLASSBRIDGE ENTERPRISES, INC.

By:	/s/ Daniel Strauss
Name:	Daniel Strauss
Title:	Chief Executive Officer

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